QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 12, 2004, relating to the consolidated financial statements of Cascade Natural Gas Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registation Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
May 3, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM